UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2016, Mr. Eugene Cha resigned as a member the Board of Directors of STR Holdings, Inc. (the “Company”), effective immediately.  Mr. Cha’s resignation was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On March 18, 2016, Ms. HuiYing (Julia) Ju was appointed to the Board. Ms. Ju was selected as a member of the Board pursuant to the terms of the Stock Purchase Agreement, dated as of August 11, 2014 (the “Purchase Agreement”), by and between the Company and Zhen Fa New Energy (U.S.) Co., Ltd. (the “Purchaser”), a Nevada corporation and an affiliate of Zhenfa Energy Group Co., Ltd., a Chinese limited liability company (“Zhenfa”).

Ms. Ju, 48, has served as the General Manager of the International Department of Zhenfa since February 2014, where she is responsible for the development of the international market for Zhenfa, and its affiliates, primarily focused on project development and engineering, procurement and construction services for utility-scale solar farms. In addition, since September 2015, Ms. Ju has served as the Chief Executive Officer and Director of Zhenfa New Energy Pakistan (Pvt) Ltd., a subsidiary of Zhenfa, where she is responsible for the development of a 100 megawatt solar project in Pakistan. From May 2004 through December 2013, Ms. Ju served as the Chairman and General Manager of Zhangjiagang SEG PV Co., Ltd., a company engaged in the manufacturing and sale of solar modules. Ms. Ju also served as Sales Manager of WuXi Suntech Power Co., Ltd. from October 2002 through March 2004, and as the Customer Service Manager of German Barmag Machinery Co., Ltd. from April 2000 through October 2002.

It is anticipated that Ms. Ju’s extensive international business and management experience in the solar manufacturing field will bring valuable perspectives to the Board.

Ms. Ju does not have a family relationship with any other director or executive officer. There are no arrangements or understandings, other than the Purchase Agreement, pursuant to which Ms. Ju was selected as a director. There have been no transactions nor are there any proposed transactions between the Company and Ms. Ju, including transactions in which Ms. Ju has or would have a direct or indirect material interest, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: March 18, 2016	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer